PROSPECTUS

                          THE KINGTHOMASON GROUP, INC.

                        1,312,500 Shares of Common Stock
               To be Distributed to SuperCorp, Inc., Stockholders


The Distribution:  A pro rata "spinoff"     SuperCorp organized us for the
distribution of 1,312,500 shares of         purpose of merging KingThomason,
common stock to the stockholders of         Inc. of San Ramon, California into
SuperCorp, Inc. Value:  $0.001 a share      us.  Our merger with it depends
when spunoff and prior to any merger        upon a majority vote by its
with  KingThomason,  Inc.                   stockholders.  Such vote will be
                                            taken after the spinoff distribution
                                            of these 1,312,500 shares.  The
                                            outcome of the vote is uncertain.


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            Our common stock does not trade on any national exchange,
                  the Nasdaq Stock Market, or any stock market.
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                          PROSPECTUS SUPPLEMENT NO. 1

The proposed merger described herein between the Company and KingThomason, Inc., was approved by a vote of the shareholders of both companies and became effective on December 7, 2001.
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You should purchase shares in trading       Neither the Securities and Exchange
market only if you can afford a             Commission nor any state securities
complete loss.  See "Risk Factors" on       commission has approved or
page 1.                                     disapproved these securities or
                                            determined if this offering
                                            memorandum is truthful or complete.
                                            Any representation to the contrary
                                            is a criminal offense.


                          The KingThomason Group, Inc.
                                  1205 Tedford
                            Oklahoma City, OK 73116
                             Telephone 405-848-0049
                                November 6, 2001